Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 (No. 333-215282) of our report dated March 13, 2017 relating to the financial statements, which appears in Extraction Oil & Gas, Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP
Denver, Colorado
September 18, 2017